Exhibit 3.1

AMENDED AND RESTATED
BY-LAWS

OF

INVESTMENT TECHNOLOGY GROUP, INC.

(a Delaware corporation)

ARTICLE I

Offices and Fiscal Year

SECTION 1.01.  Registered Office.  The registered office of the corporation in the State of Delaware shall be located at the location provided in the certificate of incorporation.

SECTION 1.02.  Other Offices.  The corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation requires.

SECTION 1.03.  Fiscal Year.  The fiscal year of the corporation shall end on the 31st of December in each year.

ARTICLE II

Meetings of Stockholders

SECTION 2.01.  Place, Time and Notice.  Subject to the laws governing the corporation, meetings of stockholders of the corporation shall be held at the registered office of the corporation or at such other place within or without the State of Delaware and at such time as the Chairman of the Board of Directors or the President of the corporation may determine from time to time or as the Secretary may determine within 10 calendar days after receipt of the written request of a majority of the directors, acting in accordance with such request.  The Secretary or any Assistant Secretary shall cause notice of each meeting of stockholders to be given in writing in a manner permitted by the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), not less than 10 days nor more than 60 days prior to the meeting to each stockholder of record entitled to vote at such meeting, subject to such exclusions as are then permitted by the DGCL.  The notice shall specify (i) the place, if any, date and time of such meeting, (ii) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (iii) in the case of a special meeting, the purpose or purposes for which such meeting is called, and (iv) such other information as may be required by law or as may be deemed appropriate by the Board of Directors.  If the stockholder list referred to in Section 2.10 of these by-laws is made accessible on an electronic network, the notice of meeting shall indicate how the stockholder list can be accessed.  If the meeting of stockholders is to be held solely by means of remote communication, the notice of meeting shall provide the information required to access such stockholder list during the meeting.

SECTION  2.02.  Special Meetings.  Special meetings of the stockholders of the corporation may be called only by the Secretary at the request of (i) a majority of the total number of directors which the corporation at the time would have if there were no vacancies on the Board of Directors (the “Whole Board”) or (ii) any person authorized by the Board of Directors (through a vote of a majority of the Whole Board).  Stockholders shall have no right to call a special meeting of stockholders.

SECTION 2.03.  Participation in Meetings by Remote Communication.  The Board of Directors, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the DGCL and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication.  Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

SECTION 2.04.  Quorum, Manner of Acting and Adjournment.  The holders of record of a majority of the stock issued and outstanding (not including treasury stock) and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these by-laws.  The chairman of the meeting or the holders of a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is a quorum.  No notice of the date, time and place of adjourned meetings need be given if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or unless otherwise required by law and these by-laws.  At any continuation of the meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting in accordance with Section 2.01 of these by-laws shall be given to each stockholder of record entitled to vote at the meeting.  When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the applicable statute or certificate of incorporation or these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.  Except upon those questions governed by the aforesaid express provisions, the stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.05.  Organization.  At every meeting of the stockholders, the Chairman of the Board of Directors, if there be one, or in the case of a vacancy in the office or absence of the Chairman of the Board of Directors, one of the following persons present in the order stated:  the Lead Director, if there be one, the President, or a chairman designated by the Board of Directors, shall act as the chairman of the meeting and the presiding officer, and the Secretary, or, in his or her absence, an Assistant Secretary, or in the absence of the Secretary and any Assistant Secretary, a person appointed by the presiding officer, shall act as secretary of the meeting.

SECTION 2.06.  Voting/Proxies.  Each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy.  A stockholder may authorize a valid proxy by executing a written instrument, or by causing his or her signature to be affixed to such writing by any reasonable means, including but not limited to, by facsimile signature, or by transmitting or authorizing an electronic transmission (as defined in Section 9.08 of these by-laws) setting forth an authorization to act as proxy to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent.  Proxies by electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder.  Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission.  No proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Every proxy is revocable by the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable.  A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary or as otherwise designated in the proxy statement.  A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary.

SECTION 2.07.  Notice of Stockholder Business and Nominations.

(A)                               Annual Meeting of Stockholders.

(1)                                 Nominations of persons for election to the Board of Directors of the corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) by or at the direction of the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or (b) by any stockholder of the corporation who is entitled to vote at the meeting with respect to the election of directors or the business to be proposed by such stockholder, as the case may be, who complies with the notice procedures set forth in clauses (2) and (3) of paragraph (A) of this Section 2.07 and who is a stockholder of record at the time such notice is delivered to the Secretary as provided below and at the date of the meeting.  Clause (b) of the immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business for action at an annual meeting of stockholders, other than matters properly brought before the meeting pursuant to notice given under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting.

(2)                                 For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of the first sentence of paragraph (A) (1) of this Section 2.07, the stockholder must have given sufficient, timely notice thereof in writing to the Secretary and such business must be a proper subject for stockholder action under the DGCL.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive office of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting;  provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  To be sufficient, such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (A) all information relating to such person that is required to be disclosed in a proxy statement required to be made in connection with solicitations of proxies for election of such persons as directors in a contested election, or as is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (B) such person’s written consent to being named as a nominee and to serving as a director if elected and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any other beneficial owner of such stock, if any, or their respective affiliates, or others acting in concert therewith, on the one hand, and each proposed nominee, or his or her respective affiliates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal (including the text of any resolutions proposed for consideration and if such business includes proposed amendments to the certification of incorporation and/or by-laws of the corporation, the text of the proposed amendments), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder (in the case of the stockholder, as they appear on the corporation’s books), of such beneficial owner, if any, and of their respective affiliates or others acting in concert therewith, (B) (1) the class or series and number of shares of capital stock or other securities of the corporation which are, directly or indirectly, owned beneficially and of record by such person and of their respective affiliates or others acting in concert therewith, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract, arrangement, transaction or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (a “Derivative Instrument”), directly or indirectly owned beneficially by such person or by any of such persons’ respective affiliates or others acting in concert therewith, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such person or any of such persons’ respective affiliates or others acting in concert therewith has a right to vote any shares of any security of the corporation, (4) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such person or any of such persons’ respective affiliates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such person  or any of such persons’ respective affiliates or others acting in concert therewith with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the corporation (any of the foregoing, a “Short Interest”), (5) any rights to dividends or other distributions on the shares of capital stock of the corporation owned by such person or any of such persons’ respective affiliates or others acting in concert therewith that are separated or separable from the underlying shares of the corporation, (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such person  or any of such persons’ respective affiliates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (7) any performance-related fees (other than an asset-based fee) that such person or any of such persons’ respective affiliates or others acting in concert therewith is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, and (8) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by such person or any of such persons’ respective affiliates or others acting in concert therewith , (C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder or beneficial owner, if any, or any of its respective affiliates, on the one hand, and any others acting in concert with any of the foregoing, on the other hand, (D) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (E) a representation as to whether the stockholder or the beneficial owner, if any, intends to be or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee or to approve or adopt the proposal or (2) otherwise to solicit proxies from stockholders in support of such nomination or proposal, (F) any direct or indirect interest of such stockholder or beneficial owner, if any, or any of its respective affiliates, on the one hand, and any others acting in concert with any of the foregoing, on the other hand, in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (G) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner or any of their respective affiliates or others acting in concert therewith, and (H) any other information relating to such stockholder and beneficial owner and any of their respective affiliates or others acting in concert therewith that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  With respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth above, also include a completed and signed questionnaire, representation and agreement required by Section 2.07(C)(5) of these by-laws.  The corporation may also require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee in relation to such stockholder or beneficial owner. Without limitation on any obligation of any such stockholder to update material information, in order to be considered timely, the information required by clauses (i)(A), (i)(C), (iii)(B), (iii)(C) and (iii)(F) of this Section 2.07(A)(2) shall be updated by such stockholder and beneficial owner, if any, and such affiliates and others acting in concert therewith (i) not later than 10 days after the record date for determining the stockholders entitled to vote at the meeting to disclose such information as of that record date and (ii) not later than 10 days prior to the date of the meeting or any adjournment or postponement thereof as of such tenth day.

(3)                                 Notwithstanding anything in the second sentence of paragraph (A) (2) of this Section 2.07 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by paragraph (A) (2) of this Section 2.07 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(B)                               Special Meeting of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting and in accordance with these by-laws.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.07 and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.07, including by providing all information and materials that would be required by Section 2.07(A)(2) were such nominations made at an annual meeting.  In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice contemplated by paragraph (A)(2) of this Section 2.07 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C)                               General.

(1)                                 Only persons who are nominated in accordance with the procedures set forth in this Section 2.07 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.07.

(2)                                 Except as otherwise provided by law, the certificate of incorporation or this Section 2.07, the chairman of the meeting of stockholders shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.07 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(iii)(E) of this Section 2.07) and, if any proposed nomination or other business was not made or proposed in compliance with this Section 2.07, to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 2.07, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.  For purposes of this Section 2.07, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(3)                                 For purposes of this Section 2.07, “public announcement” shall mean disclosure on (a) a press release reported by Bloomberg News, Dow Jones News Service or a comparable national news service, (b) the investors relations section of our website or (c) in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(4)                                 Notwithstanding the foregoing provisions of this Section 2.07, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.07; provided however, that any references in these by-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.07 (including clause (A)(1)(b) and paragraph (B) hereof), and compliance with clause (A)(1)(b) and paragraph (B) of this Section 2.07 shall be the exclusive means for a stockholder to make nominations or submit other business, as applicable (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).  Nothing in this Section 2.07 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy materials with respect to a meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock or any other series or class of stock (excluding common stock) as set forth in the certificate of incorporation to elect directors under specified circumstances or to consent to specific actions taken by the corporation.

(5)                                 To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.07 of these By-laws) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply, with all applicable corporate governance, share ownership, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation publicly disclosed from time to time and (D) will abide by the requirements of Section 2.08 of these by-laws.

SECTION 2.08.  Procedure for Election of Directors; Required Vote.

(A)                               Except as set forth below, and subject to the rights of the holders of any series of preferred stock or any other series or class of stock as set forth in the certificate of incorporation to elect directors under specified circumstances, a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors.  For purposes of this by-law, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).  Notwithstanding the foregoing, in the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.  For purposes of this by-law, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in Section 2.07 of these by-laws or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with said Section 2.07; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity.  If, prior to the time the corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

(B)                               If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors in accordance with the agreement contemplated by clause (D) of Section 2.07(C)(5) of these by-laws.  The Nominating and Corporate Governance Committee of the Board of Directors shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken.  The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.  The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant.  The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation.  If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.  If a director’s resignation is accepted by the Board of Directors pursuant to this by-law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.03 of these by-laws or may decrease the size of the Board of Directors pursuant to the provisions of Section 3.02 of these By-laws.

(C)                               Except as otherwise provided by law, the certificate of incorporation, or these by-laws, in all matters other than the election of directors, the affirmative vote of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

SECTION 2.09.  No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of preferred stock or any other series or class of stock (excluding common stock) set forth in the certificate of incorporation to elect additional directors under specified circumstances or to consent to specific actions taken by the corporation, any action required or permitted to be taken by the stockholders of the corporation must be taken at an annual or special meeting of the stockholders and may not be taken by any consent in writing by stockholders of the corporation.

SECTION 2.10.  Voting Lists.  The officer, or any third party provider, who has charge of the stock ledger of the corporation shall make available, at least ten days before every meeting of stockholders (and every adjournment thereof for which a new record date has been set), a complete list of the stockholders entitled to vote at the meeting.  The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the principal place of business of the corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

SECTION 2.11.  Inspector of Election.  All elections of directors may be, but need not be, by written ballot, unless otherwise provided in the certificate of incorporation; the vote upon any other matter need not be by ballot.  In advance of any meeting of stockholders, the Board of Directors may, and when required by law shall, appoint one or more persons to act as inspectors of elections, and may designate one or more alternate inspectors.  If no inspector or alternate so appointed by the Board of Directors is able to act, or if no inspector or alternate has been appointed and the appointment of an inspector is required by law, the presiding officer at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall discharge their duties in accordance with the requirements of applicable law.

ARTICLE III

Board of Directors

SECTION 3.01.  Powers.  The Board of Directors shall have full power to manage the business and affairs of the corporation; and all powers of the corporation, except those specifically reserved or granted to the stockholders by statute, the certificate of incorporation or these by-laws, are hereby granted to and vested in the Board of Directors.

SECTION 3.02.  Number and Term of Office.  The Board of Directors shall consist of such number of directors, not less than 5 nor more than 17, as may be determined from time to time by (i) a resolution adopted by a majority of the Whole Board or (ii) the affirmative vote of the holders of shares representing at least 66 2/3% of the voting power of the then outstanding stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.  The directors shall be elected at each annual meeting of stockholders of the corporation and shall hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election, and until their successors are elected and qualified, or until their earlier death, resignation or removal.  All directors of the corporation shall be natural persons, but need not be residents of Delaware or stockholders of the corporation.

SECTION 3.03.  Vacancies.  Vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum of the Whole Board, or stockholders of the corporation at any annual meeting, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office to which they have been elected expires and until such director’s successor shall have been duly elected and qualified.  No decrease in the number of authorized directors shall shorten the term of any incumbent director.

SECTION 3.04.  Resignations.  Any director of the corporation may resign at any time by submitting an electronic transmission or by delivering a written notice to the Chairman of the Board, the President or the Secretary.  Such resignation shall take effect at the date of the receipt of such notice or at any later time or the happening of some later event specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.05.  Organization.  At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following:  the Lead Director, if there be one, the President (provided such officer is also a director), or a chairman chosen by a majority of the directors present, shall act as the chairman of the meeting, and the Secretary, or, in his or her absence, an Assistant Secretary, or in the absence of the Secretary and any Assistant Secretary, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 3.06.  Place of Meeting.  The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the Board of Directors may from time to time appoint, or as may be designated in the notice calling the meeting.

SECTION 3.07.  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place as shall be designated from time to time by resolution of the Board of Directors.  If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the Board of Directors.  At such meetings, the directors shall transact such business as may properly be brought before the meeting.

SECTION 3.08.  Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by a majority of the directors in office.  Notice of each such meeting shall be given personally or by telephone, facsimile or e-mail to each director.  Each such notice must be given (received in the case of personal service, or delivery of written confirmation) at least 24 hours prior to the time of a special meeting. Each such notice shall state the time and place of the meeting to be so held.

SECTION 3.09.  Quorum, Manner of Acting and Adjournment.  At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting to another date, time or place.  No notice need be given of any adjourned meeting unless (a) the date, time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 3.08 of these by-laws applicable to special meetings shall be given to each director, or (b) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (a) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting.  The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.10.  Compensation of Directors.  Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as director and other forms of compensation as the Board of Directors may consider appropriate.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for committee service.

SECTION 3.11.  Reliance on Accounts and Reports, etc.  A director, as such or as a member of any committee designated by the Board of the Directors, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the corporation and upon information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

ARTICLE IV

Committees

SECTION 4.01.  Designation of Committees.  The Board of Directors shall designate such committees as may be required by applicable laws, regulations or stock exchange rules, and may designate an executive committee and such additional committees as it deems necessary or appropriate.  Each committee shall consist of such number of directors with such qualifications as may be required by applicable laws, regulations or stock exchange rules, or as from time to time may be fixed by a majority of the Whole Board, and shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation to the extent delegated to such committee by resolution of a majority of the Whole Board, which delegation shall include all such powers and authority as may be required by applicable laws, regulations or stock exchange rules.  No committee shall have any power or authority as to (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopting, amending or repealing any of these by-laws or (c) matters that may otherwise be excluded by law or by the certificate of incorporation.

SECTION 4.02. Members and Alternate Members.  The members of each committee and any alternate members shall be selected by the Board of Directors, and shall serve for a stated term.  An alternate member may replace any absent or disqualified member at any meeting of the committee.  An alternate member shall be given all notices of committee meetings and may attend any meeting of the committee, but may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified.  Each member (and each alternate member) of any committee shall hold office only until the end of such term, if any, as may have been fixed for such member or alternate member, the time he or she shall cease to be a director, or his or her earlier death, resignation or removal.

SECTION 4.03. Committee Procedures.  A quorum for each committee shall be a majority of its members, unless the committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by a majority of the Whole Board.  The vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee.  Each committee shall keep regular minutes of its meetings and report to the Board of Directors when required.  A majority of the Whole Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the government of any committee not inconsistent with the provisions of these by-laws or any such charter, and each committee may adopt its own rules and regulations of government, to the extent not inconsistent with these by-laws or any charter or other rules and regulations adopted by a majority of the Whole Board.

SECTION 4.04. Meetings and Actions of Committees.  Except to the extent that the same may be inconsistent with the terms of any committee charter required by applicable laws, regulations or stock exchange rules, meetings and actions of each committee shall be governed by, and held and taken in accordance with, the provisions of these by-laws that govern the operation of the full Board of Directors, including with respect to notice.

SECTION 4.05. Resignations and Removals.  Any member (and any alternate member) of any committee may resign from such position at any time by submitting an electronic transmission or by delivering a written notice of resignation to the Chairman of the Board, President or the Secretary.  Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any member (and any alternate member) of any committee may be removed from such position at any time, either for or without cause, by resolution adopted by a majority of the Whole Board.

SECTION 4.06. Vacancies.  If a vacancy occurs in any committee for any reason the remaining members (and any alternate members) may continue to act until such vacancy is filled if a quorum is present, provided that the committee consists of such number of directors as may be required by applicable laws, regulations or stock exchange rules.  A committee vacancy may only be filled by a majority of the Whole Board.

ARTICLE V

Notice - Waivers - Meetings

SECTION 5.01.  Notice, What Constitutes.  Whenever, under the provisions of the statutes of Delaware or the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to stockholders may also be given by a form of electronic transmission in accordance with this Section 5.01.  Notice to directors may also be given in accordance with Section 3.08 hereof.

SECTION 5.02.  Waivers of Notice.  Whenever any written notice is required to be given under the provisions of the certificate of incorporation, these by-laws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver thereof by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any waiver of notice of such meeting.

Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 5.03.  Conference Telephone Meetings.  One or more directors may participate in a meeting of the Board of Directors, or of a committee of the Board of Directors, or of stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

SECTION 5.04.  Presumption of Assent.  A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail or by electronic transmission to the Secretary immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE VI

Officers

SECTION 6.01.  Number, Qualifications and Designation.  The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary, a Treasurer, and such other officers as may be elected in accordance with the provisions of Section 6.03 of this Article.  One person may hold more than one office.  Officers may be, but need not be, directors or stockholders of the corporation.  The Board of Directors may elect from among the members of the Board of Directors, a Chairman of the Board of Directors and a Lead Director.

SECTION 6.02.  Election and Term of Office.  The officers of the corporation, except those elected or appointed by delegated authority pursuant to Section 6.03 of this Article, shall be elected annually by the Board of Directors, and each such officer shall hold his or her office until his or her successor shall have been elected and qualified, or until his or her earlier death, resignation or removal.  Any officer may resign at any time upon written notice to the corporation.

SECTION 6.03.  Subordinate Officers, Committees and Agents.  The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these by-laws, or as the Board of Directors may from time to time determine.  The Board of Directors may delegate to any officer or committee the power to elect or appoint subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

SECTION 6.04.  The Chairman of the Board of Directors/Lead Director.  The Chairman of the Board of Directors or, in his or her absence, the Lead Director, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may from time to time be assigned to such person by the Board of Directors.

SECTION 6.05.  The President and Chief Executive Officer.  The President shall be the Chief Executive Officer of the corporation and shall have general supervision over the business and operations of the corporation, subject, however, to the control of the Board of Directors.  In the absence of the Chairman of the Board of Directors and the Lead Director, if there be one, the President shall preside at all meetings of the stockholders and, if the President is a director, of the Board of Directors.  He shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these by-laws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 6.06.  The Secretary.  The Secretary, or an Assistant Secretary, shall attend all meetings of the stockholders and of the Board of Directors and committees thereof and shall record the proceedings of the stockholders and of the directors and of committees of the Board of Directors in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him or her by the Board of Directors or the President.

SECTION 6.07.  The Treasurer.  The Treasurer, or an Assistant Treasurer, shall have or provide for the custody of the funds or other property of the corporation and shall keep a separate book account of the same to his or her credit as Treasurer; collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; whenever so required by the Board of Directors, render an account showing his or her transactions as Treasurer and the financial condition of the corporation; and, in general, discharge such other duties as may from time to time be assigned to him by the Board of Directors or the President.

SECTION 6.08.  Officers’ Bonds.  No officer of the corporation need provide a bond to guarantee the faithful discharge of his or her duties unless the Board of Directors shall by resolution so require a bond, in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office.

SECTION 6.09.  Salaries.  The salaries of the officers and agents of the corporation elected by the Board of Directors shall be fixed from time to time by the Board of Directors except to the extent that the Board of Directors shall have delegated power to a committee or officers of the corporation to fix, from time to time, the salaries of such officers’ assistant or subordinate officers.

ARTICLE VII

Certificates of Stock, Transfer, Etc.

SECTION 7.01.  Issuance.  The shares of stock of the corporation shall be represented by certificates, except to the extent that the Board of Directors has provided by resolution that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares.  Any such resolution shall not apply to any such shares represented by a certificate until such certificate is surrendered to the corporation.  Every holder of stock of the corporation represented by certificates shall be entitled to have, and the Board of Directors may in its sole discretion permit, a holder of uncertificated shares to receive upon request, a certificate, signed by the Chairman of the Board, the President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation, representing the number of shares registered in certificate form.  It shall not be necessary for such certificates to bear the corporate seal, unless required by law.  Any of or all the signatures upon such certificate may be a facsimile, engraved or printed.  In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent or registrar at the date of its issue.

SECTION 7.02.  Transfer.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  No transfer shall be made which would be inconsistent with applicable law.

SECTION 7.03.  Stock Certificates.  Stock certificates of the corporation shall be in such form as provided by statute and approved by the Board of Directors.  The stock record books and the blank stock certificates books shall be kept by the Secretary or by any agency designated by the Board of Directors for that purpose.

SECTION 7.04.  Lost, Stolen, Destroyed or Mutilated Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 7.05.  Record Holder of Shares.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions, to vote as such owner, and to receive notices, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

SECTION 7.06.  Determination of Stockholders of Record.  In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with this Section 7.06.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days prior to the action for which a record date is being established. If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VIII

Indemnification

SECTION 8.01.  Indemnification.

(A)          In General.  The corporation (and any successor to the corporation by merger or otherwise) shall indemnify, to the full extent permitted by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the corporation to provide greater indemnification rights than said law permitted the corporation to provide prior to such amendment or modification), any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”) by reason of the fact that such person is or was, at any time during which this by-law is in effect (whether or not such person continues to serve in such capacity at the time of any indemnification or advance of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the corporation or is or was at any such time serving at the request of the corporation as a director, officer, employee, manager, trustee or agent of, or in any other capacity with, another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the corporation (a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, manager, trustee or agent or in any other capacity while serving as a director, officer, employee, manager, trustee or agent, or otherwise, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, manager, trustee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

(B)         Indemnification in Respect of Proceedings Instituted by Indemnitee.  Section 8.01(A) does not require the corporation to indemnify a Covered Person in respect of a proceeding (or part thereof) instituted by such person on his or her own behalf, unless such proceeding (or part thereof) has been authorized by the Board of Directors or the indemnification requested is pursuant to the last sentence of Section 8.03 of these by-laws.

SECTION 8.02.  Advance of Expenses.  The corporation shall advance all expenses (including reasonable attorneys’ fees) incurred by a Covered Person in defending any proceeding prior to the final disposition of such proceeding upon written request of such person and delivery of an undertaking (which may be unsecured) by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation, to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the corporation to provide greater rights to advancement of expenses than said law permitted the corporation to provide prior to such amendment or modification).

SECTION 8.03.   Procedure for Indemnification.  Any indemnification under Section 8.01 of these by-laws or any advance of expenses under Section 8.02 of these by-laws shall be made only against a written request therefor (together with supporting documentation) submitted by or on behalf of the person seeking indemnification or advance.  Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum of the Board of Directors, (ii) by a committee of Disinterested

Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, (iii) if there are no Disinterested Directors, if the Disinterested Directors so direct, or if the claimant requests with respect to proceedings commenced not later than the second anniversary of the Change of Control (as defined below), by Independent Counsel (as defined below) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum consisting of Disinterested Directors so directs, by a majority vote of the stockholders of the corporation.  In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed a “Change of Control” as defined in the corporation’s standard form of Change of Control Agreement, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors.  If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.  As used herein, “Disinterested Director” means a director of the corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant; and “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this by-law.  A person seeking indemnification or advance of expenses may seek to enforce such person’s rights to indemnification or advance of expenses (as the case may be) in the Delaware Court of Chancery to the extent all or any portion of a requested indemnification has not been granted within 60 days of, or to the extent all or any portion of a requested advance of expenses has not been granted within 20 days of, the submission of such request.  All expenses (including reasonable attorneys’ fees) incurred by such person in connection with successfully establishing such person’s right to indemnification or advance of expenses under this Article, in whole or in part, shall also be indemnified by the corporation to the fullest extent permitted by law.

SECTION 8.04.   Burden of Proof.

(A)          In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under Section 8.01 of these by-laws, the corporation has the burden of demonstrating that the standard of conduct applicable under the DGCL or other applicable law was not met.  A prior determination by the corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct.  If a determination shall have been made pursuant to Section 8.03 of these by-laws that the claimant is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding.  The corporation shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this by-law are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this by-law.

(B)          In any proceeding brought to enforce a claim for advances to which a person is entitled under Section 8.02 of these by-laws, the person seeking an advance need only show that he or she has satisfied the requirements expressly set forth in Section 8.02 of these by-laws.

SECTION 8.05.  Contract Right; Non-Exclusivity; Survival.

(A)          The rights to indemnification and advancement of expenses provided by this Article shall be deemed to be separate contract rights between the corporation and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect, and no repeal or modification of any of these provisions or any relevant provisions of the DGCL shall adversely affect any right or obligation of such director or officer existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.  Such “contract rights” may not be modified retroactively as to any present or former director or officer without the consent of such director or officer.

(B)          The rights to indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other indemnification or advancement of expenses to which a present or former director or officer of the corporation seeking indemnification or advancement of expenses may be entitled by any agreement, vote of stockholders or disinterested directors, or otherwise.

(C)          The rights to indemnification and advancement of expenses provided by this Article to any present or former director or officer of the corporation shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 8.06.  Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

SECTION 8.07.  Employees and Agents.  The Board of Directors, or any officer authorized by the Board of Directors generally or in the specific case to make indemnification decisions, may cause the corporation to indemnify any present or former employee or agent of the corporation in such manner and for such liabilities as the Board of Directors may determine, up to the fullest extent permitted by the DGCL and other applicable law.

SECTION 8.08.  Interpretation; Severability.  Terms defined in Sections 145(h) or (i) of the DGCL (or any successor provision) have the meanings set forth in such sections when used in this Article.  If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE IX

General Provisions

SECTION 9.01.  Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting in accordance with applicable law.  Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 9.02.  Annual Statements.  The Board of Directors or the Chief Executive Officer shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

SECTION 9.03.  Contracts.  Except as otherwise provided in these by-laws, the Board of Directors may authorize any officer or officers (including the Chairman of the Board of Directors if such person is also an officer of the corporation), or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

SECTION 9.04.  Checks.  All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors may from time to time designate.

SECTION 9.05.  Corporate Seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 9.06.  Deposits.  All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board of Directors shall from time to time determine.

SECTION 9.07.  Corporate Records.  Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, a list of its stockholders and other books or records as provided under applicable law.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.  Where the stockholder seeks to inspect the books and records of the corporation, other than its ledger or list of stockholders, the stockholder shall first establish (1) that such stockholder is a stockholder of the corporation; (2) compliance with the provisions of this section respecting the form and manner of making demand for inspection of such document; and (3) that the inspection sought is for a proper purpose.  Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has established that such stockholder is a stockholder of the corporation and complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

SECTION 9.08.  Electronic Transmission.  As used in these by-laws “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

SECTION 9.09.  Amendment of By-Laws. These by-laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of the proposed change was given in the notice of the meeting and, in the case of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting.  In the case of amendments submitted to stockholders, notwithstanding any other provisions of these by-laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of preferred stock or any other series or class of stock set forth in the certificate of incorporation which is required by law, the certificate of incorporation or these by-laws, the affirmative vote of the holders of shares representing at least 66 2/3% of the voting power of the then outstanding stock of the corporation entitled to vote generally in the election of directors, present or represented by proxy, voting together as a single class, shall be required to alter, amend or repeal Sections 2.02, 2.07, 2.09, 3.02, 3.03 or this Section 9.09 of these by-laws.

SECTION 9.10.  Construction.  In the event of any conflict between the provisions of these by-laws as in effect from time to time and the provisions of the certificate of incorporation as in effect from time to time, the provisions of the certificate of incorporation shall be controlling.

Adopted by the Board of Directors on February 23, 2017.